UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 8, 2006
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
     On August 8, 2006, the Company entered into an at-will employment agreement with Edgar Masri to become the Company’s new President and Chief Executive Officer. The terms of the Agreement include:
•	A base salary of $650,000 per year;

•	Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with a target of no less than 100% of Mr. Masri’s base salary and a maximum of 200% of Mr. Masri’s base salary;

•	An obligation of the Company to grant the following options to Mr. Masri, which options will vest as to 25% of the underlying shares on each anniversary of the grant date assuming Mr. Masri’s continued employment with the Company on each scheduled vesting date:
•	6,000,000 shares of the Company’s common stock at an exercise price equal to the closing price of our common stock on the first Tuesday of the month following the month in which Mr. Masri commences employment with us (the “First Tranche”);

•	3,000,000 shares of the Company’s common stock at an exercise price of 20% above the exercise price of the First Tranche; and

•	3,000,000 shares of the Company’s common stock at an exercise price of 30% above the exercise price of the First Tranche.

•	The first 3.5 million options of the First Tranche are being granted under the terms of our 2003 Stock Plan, as amended. The remaining options are being granted under the terms of a Stand Alone Stock Option Agreement under Nasdaq’s inducement exception.
•	An obligation of the Company to grant 500,000 shares of restricted stock to Mr. Masri, which restricted stock will vest annually and ratably over the three-year period following his commencement of employment with us;

•	The payment of 12 months of base salary plus the payment of Mr. Masri’s target annual incentive for the year in which the termination occurs, 12 months of accelerated vesting of outstanding equity awards (other than performance-based awards) and up to 18 months of reimbursement for premiums paid for COBRA coverage if Mr. Masri’s employment with the Company is terminated without cause or he resigns for good reason, other than in connection with a change of control;

•	The payment of two years of base salary plus the payment of two times Mr. Masri’s target annual incentive for the year in which the termination occurs, full vesting of outstanding equity awards (other than performance-based awards) and up to 18 months of reimbursement for premiums paid for COBRA coverage, if Mr. Masri’s employment with the Company is terminated without cause or he resigns for good reason in connection with a change of control; and

•	An agreement by Mr. Masri not to solicit employment for any employee of the Company, an agreement not to compete with the Company and an agreement not to disparage the Company, in each case during the term of his employment with the Company until the one year anniversary following termination of employment.
     It is expected that the Company will not make additional equity awards to Mr. Masri in the near term, other than those described above.
     The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On August 8, 2006, our President and Chief Executive Officer, R. Scott Murray, submitted a letter of resignation from his office as our President and Chief Executive Officer, his membership on our Board of Directors and his title as Chairman of the Board of our China-based joint venture, Huawei-3Com Co., Ltd. (H-3C). Mr. Murray’s resignations are effective at the close of business on August 17, 2006. Mr. Murray’s departure from 3Com

Corporation is voluntary and he will not receive any severance benefits. In addition, no options or restricted stock granted to Mr. Murray vested.
     On August 8, 2006, our Board of Directors appointed Edgar Masri as our new President and Chief Executive Officer, effective on his start date which is expected to be on August 18, 2006. Mr. Masri will also assume the role of Chairman of Huawei-3Com Co., Ltd., 3Com’s majority-owned China-based joint venture. Mr. Masri will join our Board of Directors, effective immediately following the Annual Meeting of Stockholders on September 20, 2006.
     Before re-joining 3Com, Mr. Masri, 48, was a General Partner from 2000 to March 2006, and more recently an advisor, at Matrix Partners, a leading technology venture capital firm, where he made investments in the wireless, broadband and semiconductor industries. Mr. Masri was also Chief Operating Officer at Redline Communications, a leading provider of advanced broadband wireless access and backhaul solutions based in Canada, from April to August of 2006. Mr. Masri spent fifteen years as a senior manager at 3Com, from 1985 to 2000. During this time he served as Senior Vice President and General Manager of our Network Systems Business Unit and Premises Distribution Unit, President of 3Com Ventures and held senior roles in our marketing group. Mr. Masri holds a Master’s degree in electrical engineering and computer science and earned an MBA from Stanford University.
     For a description of Mr. Masri’s employment terms, see Item 1.01 above.
ITEM 8.01     Other Events
     On August 8, 2006, we announced that we will begin negotiations with Huawei Technologies Co., Ltd. (“Huawei”) for the purchase by us of an additional equity interest in H-3C. We currently own 51% of H-3C and Huawei owns 49%. Under the terms of our existing shareholders’ agreement, and as previously disclosed, we each have the right, commencing on and after November 15, 2006, to initiate a bid process to purchase the equity interest in H-3C held by the other. The negotiations are intended to result in an agreement outside of the bid process.
     We cannot provide assurance that we will be able to negotiate acceptable terms with Huawei or that the transaction will be consummated at all. In addition, any such transaction is subject to regulatory approval by the Chinese government and we cannot provide assurance that such approval will be granted. We may need to raise equity or debt capital in order to finance any such transaction, and such financing may not be available on terms acceptable to us. Any equity financing would be dilutive to our existing stockholders. Any debt financing would involve using cash generated from operations to service the interest and pay down the principal, diverting funds that might otherwise be invested in our businesses. We may also use existing cash to finance a portion of the consideration for any such transaction, which, if used, would reduce available cash on hand. If we cannot reach an agreement by a specified date, the bid process risks described in our SEC filings would apply. If we cannot complete a transaction, we will need to provide successful alternatives to a strategy of increasing our investment in H-3C.
The foregoing is described in further detail in a press release entitled “3Com Appoints Edgar Masri as New CEO; Initiates Discussions to Negotiate Increased Ownership Stake in China-Based Joint Venture with Huawei” dated as of August 8, 2006, attached hereto as Exhibit 99.1.
Safe Harbor
     This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our new President and Chief Executive Officer and our desire to purchase additional equity interest in our H-3C joint venture. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: Huawei’s agreement to enter into negotiations with us; our ability to negotiate acceptable terms with Huawei; our ability to consummate a transaction to purchase additional equity interest in H-3C; our ability to obtain Chinese government approval of any such transaction; our ability to raise equity or debt capital in order to finance any such transaction; our ability to obtain such financing on terms acceptable to us; the potential dilution of any equity financing; the diversion of cash that would otherwise be invested in our business to service the interest and pay down the principal of any debt financing or borrowing undertaken to finance any such transaction; the reduction of our cash balances if we use existing cash to finance a portion of the consideration for a transaction; our ability, if we cannot negotiate a transaction, to consummate a successful bid process, if started; our ability, if we cannot complete a transaction, to provide successful alternatives to a strategy of increasing our investment in H-3C; and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s annual report filed with the SEC on Form 10-K for the year ended June 3, 2005. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Form 8-K or with respect to the announcements described herein.
ITEM 9.01     Financial Statements and Exhibits
(c)	Exhibits

Exhibit Number	Description

10.1	3Com Corporation Employment Agreement, dated as of August 8, 2006, between the registrant and Edgar Masri.*

99.1	Press release entitled “3Com Appoints Edgar Masri as New CEO; Initiates Discussions to Negotiate Increased Ownership Stake in China-Based Joint Venture with Huawei” dated as of August 8, 2006.

*	Indicates a management contract or compensatory plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: August 8, 2006	By:	/s/ NEAL D. GOLDMAN
Neal D. Goldman
Senior Vice President Management Services, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	3Com Corporation Employment Agreement, dated as of August 8, 2006, between the registrant and Edgar Masri.*

99.1	Press release entitled “3Com Appoints Edgar Masri as New CEO; Initiates Discussions to Negotiate Increased Ownership Stake in China-Based Joint Venture with Huawei” dated as of August 8, 2006.

*	Indicates a management contract or compensatory plan